EXHIBIT 99.1

ATHEROGENICS, INC.
(Debtor-in-Possession)
BALANCE SHEET
April 30, 2009
(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$ 46,747,668
Prepaid expenses	160,700
Interest receivable and other current assets	13,947
Total current assets	46,922,315

Equipment and leasehold improvements, net of accumulated depreciation
and amortization	—
Total assets	$ 46,922,315

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$ 1,763
Accrued professional fees	278,686
Accrued and other liabilities	12,163
Total current liabilities not subject to compromise	292,612

Prepetition liabilities	306,890,836

Shareholders' deficit
Common stock	219,855,598
Warrants	598,173
Accumulated deficit	(480,714,904)
Total shareholders' deficit	(260,261,133)
Total liabilities and shareholders' deficit	$ 46,922,315

ATHEROGENICS, INC.
(Debtor-in-Possession)
STATEMENT OF OPERATIONS
For the month ended April 30, 2009
(Unaudited)

Revenues	$ —

Operating expenses:
Research and development	164,493
General and administrative	1,276,867
Total operating expenses	1,441,360

Operating loss	(1,441,360)
Other income, net	1,328,065

Net loss before reorganization items	(113,295)

Reorganization items, net	(378,557)

Net loss	$ (491,852)

Net loss per share –
basic and diluted	$ (0.01)

Weighted average shares
outstanding – basic and diluted	39,518,492